EXHIBIT 3
                             JOINT FILING AGREEMENT


                  The undersigned hereby agree that a Statement on Schedule 13D ("Schedule 13D"), with respect to the shares of common stock, par value $0.01 per share, of Alysis Technologies, Inc. and any amendments thereto be executed and filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the
Schedule 13D and any such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:  March 29, 2001



                                   PITNEY BOWES INC.


                                   By:  /s/  Brian M. Baxendale
                                        ---------------------------------------
                                        Brian M. Baxendale
                                        Executive Vice President and
                                        President, Document Messaging
                                        Technologies



                                   MAUI ACQUISITION CORP.


                                   By:  /s/  Brian M. Baxendale
                                        ---------------------------------------
                                        Brian M. Baxendale
                                        President and Chief Executive Officer